UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2010

Vishay Precision Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34679	27-0986328
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3 Great Valley Parkway, Suite 150
Malvern, PA	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 484-321-5300

______________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Master Separation Agreement

On June 22, 2010, Vishay Precision Group, Inc., a Delaware corporation (the “Company”) entered into a master separation and distribution agreement (the “Separation Agreement”) with Vishay Intertechnology, Inc., a Delaware corporation (“Vishay”), pursuant to which the Company will be legally and structurally separated from Vishay. This separation will be accomplished through the distribution by Vishay of all of the outstanding shares of the Company to Vishay’s shareholders, as more particularly provided below (the “Spin-off”).

Under the terms of the Separation Agreement, (i) Vishay and the Company will complete certain internal restructuring and capital allocation transactions; (ii) Vishay and the Company will effect certain transfers of assets and assume certain liabilities such that substantially all of the assets and liabilities associated with Vishay’s precision measurement and foil resistor businesses, including assets and equity interests of certain subsidiaries of Vishay, will be transferred to and assumed by the Company; (iii) subject to certain exceptions, all agreements and commitments between the Company and Vishay will terminate effective as of the date and time of the Spin-off; (iv) all intercompany accounts payable or accounts receivable for money borrowed and non-trade invoicing between the Company and Vishay will be settled; (v) Vishay will enter into an amended credit facility prior to the Spin-off so as to release certain Company collateral from the existing credit facility; (vi) the Company will assume a portion of the exchangeable notes and warrants issued pursuant to agreements entered into by Vishay on December 13, 2002, and Vishay will issue amended exchangeable notes and warrants to reflect the portion of such instruments assumed by the Company; (vii) Vishay will distribute all the issued and outstanding shares of (x) common stock, par value $0.10 per share, of the Company (the “the Company Common Stock”) as a pro rata dividend to its common stockholders and (y) Class B common stock, par value $0.10 per share, of the Company (the “the Company Class B Common Stock”) as a pro rata dividend to its Class B common stockholders; (viii) subject to certain exceptions, Vishay and the Company will release each other and the other’s subsidiaries from all liabilities existing or alleged to exist on or before the Spin-off; (ix) effective as of the Spin-ff, Dr. Lior Yahalomi and Mr. William Clancy will resign as directors of the Company; and (x) shortly following the Spin-off, the Company will prepare a calculation of its net cash as of the Spin-off, based on which either Vishay or the Company will make a payment to the other to ensure that the Company’s net cash as of the Spin-off is as set forth in the Separation Agreement. The consummation of the Spin-off is subject to various conditions that must be satisfied or waived by Vishay, including approval of the Spin-off by the board of directors of Vishay, absence of legal restraints, receipt of any material consents and approvals, execution of certain identified ancillary agreements, and certain other conditions set forth in the Separation Agreement, many of which have already been satisfied. Vishay has the sole and absolute discretion to determine the terms of, and whether to proceed with, the Spin-off and may terminate the Separation Agreement at any time prior to the Spin-off.

Employee Matters Agreement

In addition to, and concurrently with, the Separation Agreement, Vishay and the Company entered into an Employee Matters Agreement (the “Employee Matters Agreement”). The Employee Matters Agreement provides for the transition of employee benefits arrangements and allocates responsibility for certain employee benefit matters on and after the Spin-off, including the treatment of existing welfare benefit plans, savings plans, equity-based plans and deferred compensation plans and our establishment of new plans.

Pursuant to the Employee Matters Agreement, prior to the Spin-off, to the extent not previously transferred, all employees of Vishay that are expected to be employed primarily in our business will be transferred to us. Except as provided in the Employee Matters Agreement, Vishay will retain all liabilities under the Vishay benefit plans, and the Company and Vishay will reimburse each other for any liabilities satisfied or assumed by the other party that are the liabilities of the reimbursing party under the Employee Matter Agreement.

The Company has established or will establish retirement, pension, health and welfare plans similar to those maintained by Vishay. Pursuant to the Employee Matters Agreement, Vishay has caused or will cause the accounts and underlying assets and liabilities under the Vishay retirement and pension plans for our employees who were participating in these plans to be transferred to our corresponding plans, or rabbi trusts formed in connection with such plans, as applicable. The Company’s health and welfare plans waived and will waive preexisting condition and other limitations and exclusions, other than those that were in effect under the corresponding Vishay plan and will honor any deductibles, out-of-pocket maximums and co-payments incurred under the corresponding Vishay plan.

Under the Employee Matters Agreement, certain outstanding equity awards of Vishay in the form of stock options, restricted stock units and phantom stock will be adjusted as a consequence of the Spin-off. These adjustments will be made in accordance with the formulas described in the Company’s information statement, filed as Exhibit 99.1 to the Company’s Form 10 Registration Statement, as amended, filed with the Securities and Exchange Commission on June 22, 2010 (the “Information Statement”). As described in greater detail in the Information Statement, the Company expects to replace or offer to replace outstanding equity awards of Vishay held by its employees with similar awards issued pursuant to the Vishay Precision Group, Inc. 2010 Stock Incentive Program.

The foregoing descriptions of the Separation Agreement and the Employee Matters Agreement are qualified in their entirety by reference to the full text of the Separation Agreement and the Employee Matters Agreement, which are filed as Exhibits 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Title
10.1
Master Separation and Distribution Agreement, dated June 22, 2010, by and among Vishay Intertechnology, Inc. and Vishay Precision Group, Inc. (incorporated by reference to Exhibit 10.1 to Amendment no. 6 to the Form 10 Registration Statement of Vishay Precision Group, Inc., filed with the Securities and Exchange Commission on June 22, 2010).

10.2*	Employee Matters Agreement, dated June 22, 2010, by and among Vishay Intertechnology, Inc. and Vishay Precision Group, Inc.

* = Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2010

VISHAY PRECISION GROUP, INC.

By:	/s/ William M. Clancy
Name:	William M. Clancy
Title:	Executive Vice President and Chief Financial Officer